UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 4, 2017

Heritage Oaks Bancorp
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	000-25020	77-0388249
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1222 Vine Street, Paso Robles, CA 93446
(Address of Principal Executive Offices) (Zip Code)

805-369-5200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 4, 2017, Heritage Oaks Bancorp (NASDAQ:HEOP) (the "Company") scheduled a conference call on January 31, 2017 at 8:00 a.m. (PDT) to discuss the Company's operating results for the fourth quarter and year ending December 31, 2016. The details regarding the conference call are included below and in our press release dated January 4, 2017.

Conference Call

The Company will host a conference call to discuss the 2016 fourth quarter and year-end results at 8:00 a.m. PDT on January 31, 2017. Media representatives, analysts and the public are invited to listen to this discussion by calling (877) 363-5052 (International Dial-In Number: (914) 495-8600) and entering the conference ID 47727352, or via on demand webcast. A link to the webcast will be available on Heritage Oaks Bancorp's website at www.heritageoaksbancorp.com under the “Investor Relations” section. A replay of the call will be available on Heritage Oaks Bancorp's website later that day and will remain on its site for up to 14 calendar days. By including the foregoing website address, Heritage Oaks Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated January 4, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Oaks Bancorp

Date: January 4, 2017	By:	/s/ Jason Castle
Jason Castle
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated January 4, 2017.